Calculation of Filing Fee Tables
S-8
Lantheus Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.01 par value per share	Other	2,000,000		$ 201,800,000.00	0.0001381	$ 27,868.58
Total Offering Amounts:						$ 201,800,000.00		$ 27,868.58
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 27,868.58
Offering Note
[1]	Note 1a: Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of the Registrant's common stock, $0.01 par value per share (the "Common Stock") that becomes issuable under the Lantheus Holdings, Inc. Amended and Restated 2026 Equity Incentive Plan (f/k/a the Lantheus Holdings, Inc. 2015 Equity Incentive Plan) (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. Pursuant to Rule 416, this registration statement also covers an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions. Note 1b: This Registration Statement covers 2,000,000 shares of the Registrant's Common Stock, which are issuable pursuant to the Plan Note 1c: The Proposed Maximum Offering Price per Share for the shares reserved for issuance under the Plan is estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $100.90, the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq Global Market on August 26, 2026, which date is within five business days prior to the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources